     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1997

                                                      REGISTRATION NO. 333-12319
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             SERVICE EXPERTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                             7623                            62-1639453
 (State or Other Jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)          Identification Number)

                         111 WESTWOOD PLACE, SUITE 420
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 371-9990
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ALAN R. SIELBECK
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                             SERVICE EXPERTS, INC.
                         111 WESTWOOD PLACE, SUITE 420
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 371-9990
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                             ---------------------

                                    COPY TO:

                              J. CHASE COLE, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2100 NASHVILLE CITY CENTER
                                511 UNION STREET
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment No. 4 is to file with the Securities and Exchange Commission the Form of Common Stock Warrant included as
Exhibit 4.3 to the Registration Statement. The Registrant intends to issue Warrants to purchase shares of its Common Stock registered pursuant to this Registration Statement from time to time in connection with acquisitions of the assets or stock of heating, ventilating and air conditioning service and replacement businesses. The Prospectus included in Post-Effective Amendment No. 3 filed May 15, 1997 remains unchanged and therefore is not included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted
(i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

          (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify and any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

          (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the

     State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (iv) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this
     Article VII which occur subsequent to the effective date of such amendment.

     (c) The Company has obtained insurance for its directors and executive officers in amounts of $5,000,000 per claim and $5,000,000 for aggregate claims.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 3.1      --   Restated Certificate of Incorporation of the Registrant(a)
 3.2      --   Bylaws of the Registrant(a)
 4.1      --   Form of Common Stock Certificate(b)
 4.2      --   Form of Subordinated Indenture(c)
 4.3      --   Form of Common Stock Warrant
 5        --   Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company(c)
10.1      --   Registrant's 1996 Incentive Stock Plan(a)
10.2      --   Registrant's 1996 Non-Employee Director Stock Option Plan(a)
10.3      --   Registrant's 1996 Employee Stock Purchase Plan(a)
10.4      --   Form of Combination Agreement by and among each of the
               Predecessor Companies, each of its respective stockholders and the Registrant(a)
10.5      --   Form of Agreement and Plan of Merger among certain of the
               Acquired Companies, a wholly-owned subsidiary of the
               Registrant and the Registrant(d)
10.6      --   Form of Combination Agreement between certain of the
               Acquired Companies and the Registrant(d)
10.7      --   Employment Agreement, dated June 26, 1996, between the
               Registrant and Alan R. Sielbeck(a)
10.8      --   Employment Agreement, dated June 26, 1996, between the
               Registrant and James D. Abrams(a)
10.9      --   Employment Agreement, dated June 26, 1996, between the
               Registrant and Anthony M. Schofield(a)
10.10     --   Form of Employment Agreement between the Registrant and
               certain of its employees(a)
10.11     --   Form of Escrow Agreement between the Registrant, each of the stockholders of the Subsidiaries and the escrow agent(a)
10.12     --   Form of Equitable Securities Corporation Stock Purchase
               Warrant(a)
10.13     --   Loan Agreement, dated September 10, 1996, between the
               Registrant and SunTrust Bank, Nashville, N.A.(c)
21        --   List of subsidiaries of the Registrant
23.1      --   Consent of Ernst & Young LLP(c)
23.2      --   Consent of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company (included in Exhibit 5)(c)
24        --   Power of Attorney(c)

---------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c)  Filed previously.
(d) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-21971.

     (b) Financial Statement Schedules

          All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 13, 1997.

                                          SERVICE EXPERTS, INC.

                                          By:       /s/ ALAN R. SIELBECK
                                            ------------------------------------
                                                      Alan R. Sielbeck
                                                        Chairman and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                         TITLE(S)                    DATE
                        ----                                         --------                    ----

                /s/ ALAN R. SIELBECK                     Chairman of the Board and Chief     June 13, 1997
-----------------------------------------------------      Executive Officer (principal
                  Alan R. Sielbeck                         executive officer)

                          *                              President and Chief Operating       June 13, 1997
-----------------------------------------------------      Officer; Director
                   James D. Abrams

              /s/ ANTHONY M. SCHOFIELD                   Chief Financial Officer             June 13, 1997
-----------------------------------------------------      (principal financial and
                Anthony M. Schofield                       accounting officer)

                          *                              Director                            June 13, 1997
-----------------------------------------------------
                 Raymond J. DeRiggi

                          *                              Director                            June 13, 1997
-----------------------------------------------------
                   Norman T. Rolf

                          *                              Director                            June 13, 1997
-----------------------------------------------------
                   William G. Roth

                                                         Director
-----------------------------------------------------
                 Timothy G. Wallace

             * /s/ ANTHONY M. SCHOFIELD                                                      June 13, 1997
----------------------------------------------------
       Anthony M. Schofield, Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 3.1       --  Restated Certificate of Incorporation of the Registrant(a)
 3.2       --  Bylaws of the Registrant(a)
 4.1       --  Form of Common Stock Certificate(b)
 4.2       --  Form of Subordinated Indenture(c)
 4.3       --  Form of Common Stock Warrant
 5         --  Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company(c)
10.1       --  Registrant's 1996 Incentive Stock Plan(a)
10.2       --  Registrant's 1996 Non-Employee Director Stock Option Plan(a)
10.3       --  Registrant's 1996 Employee Stock Purchase Plan(a)
10.4       --  Form of Combination Agreement by and among each of the
               Predecessor Companies, each of its respective stockholders and the Registrant(a)
10.5       --  Form of Agreement and Plan of Merger among certain of the
               Acquired Companies, a wholly-owned subsidiary of the
               Registrant and the Registrant(d)
10.6       --  Form of Combination Agreement between certain of the
               Acquired Companies and the Registrant(d)
10.7       --  Employment Agreement, dated June 26, 1996, between the
               Registrant and Alan R. Sielbeck(a)
10.8       --  Employment Agreement, dated June 26, 1996, between the
               Registrant and James D. Abrams(a)
10.9       --  Employment Agreement, dated June 26, 1996, between the
               Registrant and Anthony M. Schofield(a)
10.10      --  Form of Employment Agreement between the Registrant and certain of its employees(a)
10.11      --  Form of Escrow Agreement between the Registrant, each of the stockholders of the Subsidiaries and the escrow agent(a)
10.12      --  Form of Equitable Securities Corporation Stock Purchase
               Warrant(a)
10.13      --  Loan Agreement, dated September 10, 1996, between the
               Registrant and SunTrust Bank, Nashville, N.A.(c)
21         --  List of subsidiaries of the Registrant
23.1       --  Consent of Ernst & Young LLP(c)
23.2       --  Consent of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company (included in Exhibit 5)(c)
24         --  Power of Attorney(c)

---------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c)  Filed previously.
(d) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-21971.